EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

This Second Supplemental Indenture (this “Supplemental Indenture”), dated as of September 22, 2016, among Hilton Domestic Operating Company Inc., a Delaware corporation, as successor issuer under the Indenture (as defined below) (the “Issuer”), Hilton Worldwide Parent LLC, a Delaware limited liability company and the direct parent company of the Issuer (the “Guaranteeing Parent Company”), and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, Hilton Escrow Issuer LLC, a Delaware limited liability company (the “Escrow Issuer”), and Hilton Escrow Issuer Corp., a Delaware corporation (the “Escrow Co-Issuer” and, together with the Escrow Issuer, the “Escrow Issuers”) have heretofore executed and delivered to the Trustee an Indenture, dated as of August 18, 2016 (as supplemented by the First Supplemental Indenture, dated as of September 22, 2016, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 4.250% Senior Notes due 2024 (the “Notes”);
WHEREAS, in connection with the HOC Assumption, the Issuer assumed the Escrow Issuers’ obligations with respect to the Notes and the Indenture, and the Initial Guarantors agreed to unconditionally guarantee the Issuer’s obligations with respect to the Notes on the terms set forth in the Indenture;
WHEREAS, the Guaranteeing Parent Company is a newly formed direct subsidiary of Hilton Worldwide Holdings Inc., a Delaware corporation and Guarantor (“Holdings”), and desires to become a Guarantor to the same extent as Holdings and assume the same rights and obligations of Holdings under the Notes and the Indenture;
WHEREAS, the Indenture provides that under certain circumstances each Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guarantor shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of the Holders.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)    Agreement to Guarantee. The Guaranteeing Parent Company acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture with the same rights and obligations as Holdings as indicated by its signature below; (ii) be bound by the Indenture to the same extent as Holdings, as of the date hereof, as if made by, and with respect to, the Guaranteeing Parent Company; and (iii) perform all obligations and duties required of a Guarantor to the same extent as Holdings pursuant to the Indenture. The Guaranteeing Parent Company hereby agrees to provide an unconditional Guarantee on the same terms and subject to

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the same conditions set forth in the Indenture applicable to Holdings, including, but not limited to, Article 10 thereof.
(3)    Amendment to Section 1.01 of the Indenture. The parties hereby agree that the following definition in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:
“Guarantor” means (i) Holdings, (ii) Parent, (iii) Hilton Worldwide Parent LLC, a Delaware limited liability company, and its successors and (iv) each Subsidiary of Parent (other than the Issuer), if any, that Guarantees the Notes in accordance with the terms of this Indenture. On the Issue Date, there were no Guarantors. As of the Escrow Release Date as one of the Escrow Release Conditions, each of the Initial Guarantors were required to execute and deliver a supplemental indenture to this Indenture, the form of which is attached as Exhibit D-2 hereto, pursuant to which such Initial Guarantor agreed to Guarantee the Notes. As of September 22, 2016, Hilton Worldwide Parent LLC executed and delivered a supplemental indenture to this Indenture pursuant to which it agreed to Guarantee the Notes to the same extent as Holdings.
(4)    Notices. All notices or other communications to the Guaranteeing Parent Company shall be given as provided in Section 13.02 of the Indenture.
(5)    Execution and Delivery. The Guaranteeing Parent Company agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
(6)    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
(7)    No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of Parent, the Issuer or the Guaranteeing Parent Company shall have any liability for any obligations of the Issuer or the Guarantors (including the Guaranteeing Parent Company) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(8)    Governing Law. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(9)    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all

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purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
(10)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(11)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Parent Company.
(12)    Benefits Acknowledged. The Guaranteeing Parent Company’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Parent Company acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.
(13)    Successors. All agreements of the Guaranteeing Parent Company in this Supplemental Indenture shall bind its Successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

HILTON WORLDWIDE PARENT LLC,
as Guaranteeing Parent Company

By: /s/ W. Steven Standefer
Name: W. Steven Standefer
Title: Senior Vice President

[Signature Page to the Supplemental Indenture]

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HILTON DOMESTIC OPERATING COMPANY INC.

By: /s/ W. Steven Standefer
Name: W. Steven Standefer
Title: Senior Vice President

[Signature Page to Supplemental Indenture]

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WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee
By: /s/ W. Thomas Morris, II
Name: W. Thomas Morris, II
Title: Vice President

[Signature Page to Supplemental Indenture]